Exhibit 10.2.5

KEY ENERGY SERVICES, INC.
2009 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement, dated as of the ___ day of __________ (the “Date of Grant”) is entered into by and between ________________ (the “Employer”) on behalf of Key Energy Services, Inc., (the “Company”), and «First_Name» «Last_Name» (the “Participant).
RECITALS
Pursuant to Section 3.2 of the Key Energy Services, Inc. 2009 Equity and Cash Incentive Plan (the “Plan”), the Administrator has determined to grant to the Participant the number of Restricted Stock Units set forth below (“RSUs”) on the terms and conditions set forth in this Award Agreement and the Plan. The RSUs being granted is contingent upon the Participant’s execution of this Award Agreement and compliance with the terms thereof.
Any capitalized terms not defined in this Award Agreement shall have their respective meanings set forth in the Plan. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall control.
NOW, THEREFORE, the parties hereto agree as follows:
1.Grant of RSUs. The Participant is hereby granted «Number» RSUs. As determined by the Employer in its discretion and subject to the terms and conditions of this Award Agreement, each RSU represents either (i) an unfunded, unsecured promise by the Employer to pay the Participant a cash amount equal to the Fair Market Value of a share of Common Stock or (ii) the right to receive the number shares of Common Stock subject to the RSUs.
2.    Vesting and Forfeiture. Subject to the terms and conditions of this Award Agreement and the Plan, RSUs shall vest in accordance with Schedule A hereto subject to the Participant’s continuing employment with the Employer on each vesting date. Except as otherwise provided in the Plan, if the Participant’s Continuous Service terminates prior to any vesting, all unvested RSUs shall immediately be forfeited and the Employer shall make no payment to the Participant with respect to the forfeited RSUs.
3.    Settlement of RSUs. Within twenty business days following the vesting date of any outstanding RSUs, the Employer shall deliver to the Participant, or his or her beneficiary, without charge, either (i) a payment in cash equal to the Fair Market Value of a share of Common Stock on such date for each RSU that vested, or (ii) the number shares of Common Stock subject to the RSUs that vested on such date, in case reduced by the amount of any applicable withholding taxes; provided that if the delivery of shares of Common Stock pursuant to clause (ii) would result in taxation prior to vesting in the taxing jurisdiction applicable to the Participant, then only clause (i) shall apply to the settlement of such Participant’s RSUs.

4.    Rights as a Stockholder. The Participant shall not have any rights as a stockholder due to the grant or vesting of any RSUs.
5.    Taxes. The Employer or an affiliate shall be entitled to withhold and/or deduct any and all amounts required to be withheld from any payment hereunder. Regardless of any action the Employer or an affiliate takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Employer and its affiliates make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant or vesting of the RSUs.
6.    Miscellaneous
(a)    Restrictions on Transfer. RSUs may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, the RSUs by any holder thereof in violation of the provisions of this Award Agreement shall be valid.
(b)    Compliance with Law and Regulations. This Award shall be subject to all applicable federal, state, foreign and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
(c)    Incorporation of Plan. This Award Agreement is made pursuant to the provisions of the Plan which is hereby incorporated herein by reference and shall be interpreted in a manner consistent with the Plan. To the extent that this Award Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Award Agreement shall be deemed to be modified accordingly.
(d)    Notices. Any notices required or permitted hereunder shall be addressed to the Company at its principal offices, or to the Participant at the address then on record with the Company. Either party may, by notice given to the other, change his or its address for future notices.
(e)    Amendment. This Award Agreement may be amended or modified by the Administrator at any time; provided, that, notice is provided to the Participant in accordance with Section 6(d) hereof; and provided, further, that, except as provided in the Plan, no amendment or modification which would constitute an impairment of the rights of the Participant as provided by this Award Agreement shall be effective unless (a) the Employer requests the consent of the Participant and (b) the Participant consents in writing.

(f)    Successor. This Award Agreement shall bind and inure to the benefit of the Employer, its successors and assigns, and the Participant and his or her personal representatives and beneficiaries.
(g)    Authority of the Administrator. The Administrator shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decisions shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Award Agreement.
(h)    Governing Law. The validity, performance and construction of the Plan and this Award Agreement shall be governed by the laws of the State of Maryland, without regard to conflicts of laws principles. The Employer and the Participant consent to the exclusive jurisdiction of the courts of Harris County, Texas. Any claim arising out of or related to this Award Agreement must be brought no later than six months after it has accrued.
(i)    Personally Delivery. The Company and the Participant must deliver any documents related to the RSUs or future RSUs that may be granted under the Plan in person at the address set in Section 6(d) of this Award Agreement.
(j)    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

–SIGNATURE PAGE FOLLOWS –

IN WITNESS WHEREOF, the Parties have executed this Award Agreement on the day and year first above written.
KEY ENERGY SERVICES, INC.
By
Name:
Title:

The undersigned hereby acknowledges receipt of the Plan, and accepts and agrees to all the terms and provisions of this Award Agreement and the Plan.

«First_Name» «Last_Name»
Employee ID Number «Employee_Number»
«Street_1»
«Street_2»
«City», «State» «Zip»